CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Julius Baer Investment Funds:

We consent to the use of our report dated December 8, 2000 for the Julius Baer Global Income Fund and Julius Baer International Equity Fund, portfolios of Julius Baer Investment Funds, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


                                                                    /s/ KPMG LLP


Boston, Massachusetts
February 22, 2001